SLM Student Loan Trust 2003-11 Quarterly Servicing Report

Report Date: 2/28/2005      Reporting Period:12/1/04-02/28/05

I.      Deal Parameters

		Student Loan Portfolio Characteristics				11/30/04	Activity	2/28/2005

A	i	Portfolio Balance				$1,830,781,518.48	$(30,602,524.77)	$1,800,178,993.71
	ii	Interest to be Capitalized				7,319,419.84		7,195,060.98

	iii	Total Pool				$1,838,100,938.32		$1,807,374,054.69
	iv	Specified Reserve Account Balance				4,595,252.35		4,518,435.14

	v	Total Adjusted Pool				$1,842,696,190.67		$1,811,892,489.83

B	i	Weighted Average Coupon (WAC)				5.435%		5.435%
	ii	Weighted Average Remaining Term				259.64		259.64
	iii	Number of Loans				98,306		96,870
	iv	Number of Borrowers				61,469		60,428
	v	Aggregate Outstanding Principal				$357,354,480.39		$357,354,480.39
		Balance — T-Bill
	vi	Aggregate Outstanding Principal Balance —				$1,480,746,457.93		$1,480,746,457.93
		Commercial Pape

						% of		% of
	Notes and Certificates			Spread	Balance 12/15/04	O/S Securities**	Balance 3/15/05	O/S Securities**

C	i	A-1 Notes	78442GJU1	0.000%	$6,292,190.67	0.341%	$—	0.000%
	ii	A-2 Notes	78442GJV9	0.050%	263,000,000.00	14.273%	238,488,489.83	13.162%
	iii	A-3 Notes	78442GJW7	0.120%	255,000,000.00	13.838%	255,000,000.00	14.074%
	iv	A-4 Notes	78442GJX5	0.190%	412,000,000.00	22.359%	412,000,000.00	22.739%
	v	A-5 Notes	78442GJR8	0.000%	270,641,000.00	14.687%	270,641,000.00	14.937%
	vi	A-6 Notes	78442GJS6	0.290%	275,000,000.00	14.924%	275,000,000.00	15.178%
	vii	A-7 Notes	78442GJT4	0.000%	300,000,000.00	16.280%	300,000,000.00	16.557%
	x	B Notes	78442GJY3	0.650%	60,763,000.00	3.298%	60,763,000.00	3.354%

	xi	Total Notes			$1,842,696,190.67	100.000%	$1,811,892,489.83	100.000%

	Reserve Account				12/15/2004		3/15/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$0.00		$0.00
	iii	Specified Reserve Acct Balance ($)			$4,595,252.35		$4,518,435.14
	iv	Reserve Account Floor Balance ($)			$3,008,024.00		$3,008,024.00
	v	Current Reserve Acct Balance ($)			$4,595,252.35		$4,518,435.14

	Other Accounts				12/15/2004		3/15/2005

E	i	Remarketing Fee Account			$0.00		$0.00
	ii	Capitalized Interest Account			$14,250,000.00		$0.00
	iii	Principal Accumulation Account (A-5)			$0.00		$0.00
	iv	Supplemental Interest Account (A-5)			$0.00		$0.00
	v	Principal Accumulation Account (A-6)			$0.00		$0.00
	vi	Supplemental Interest Account (A-6)			$0.00		$0.00
	vii	Principal Accumulation Account (A-7)			$0.00		$0.00
	viii	Supplemental Interest Account (A-7)			$0.00		$0.00
	ix	Investment Premium Purchase Account			$0.00		$0.00
	x	Investment Reserve Account			$0.00		$0.00

	Asset/Liability				12/15/2004		3/15/2005

F	i	Total Adjusted Pool			$1,842,696,190.67		$1,811,892,489.83
	ii	Total Notes			$1,842,696,190.67		$1,811,892,489.83
	iii	Difference			$0.00		$0.00
	iv	Parity Ratio			1.00000		1.00000

II. 2003-11     Transactions from: 11/30/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$33,501,259.56
	ii	Principal Collections from Guarantor	4,951,771.08
	iii	Principal Reimbursements	83,195.94
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$38,536,226.58

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$21,091.57
	ii	Capitalized Interest	(7,954,793.38)

	iii	Total Non-Cash Principal Activity	$(7,933,701.81)

C	Total Student Loan Principal Activity		$30,602,524.77

D	Student Loan Interest Activity
	i	Regular Interest Collections	$15,066,634.98
	ii	Interest Claims Received from Guarantors	302,262.96
	iii	Collection Fees/Returned Items	11,141.92
	iv	Late Fee Reimbursements	190,625.49
	v	Interest Reimbursements	5,109.69
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,373,107.81
	viii	Subsidy Payments	1,205,044.53

	ix	Total Interest Collections	$18,153,927.38

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$597.72
	ii	Capitalized Interest	7,954,793.38

	iii	Total Non-Cash Interest Adjustments	$7,955,391.10

F	Total Student Loan Interest Activity		$26,109,318.48

G	Non-Reimbursable Losses During Collection Period		$21,785.77

H	Cumulative Non-Reimbursable Losses to Date		$176,267.66

III. 2003-11 Collection Account Activity 11/30/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$22,616,544.36
	ii	Consolidation Principal Payment	15,836,486.28
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	71.63
	vi	Re-purchased Principal	83,124.31

	vii	Total Principal Collections	$38,536,226.58

B	Interest Collections
	i	Interest Payments Received	$17,810,211.79
	ii	Consolidation Interest Payments	136,838.49
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	2,544.29
	vi	Re-purchased Interest	2,565.40
	vii	Collection Fees/Returned Items	11,141.92
	viii	Late Fees	190,625.49

	ix	Total Interest Collections	$18,153,927.38

C	Other Reimbursements		$328,094.42

D	Reserves In Excess of the Requirement		$76,817.21

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$1,177,814.08

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$269,242.60

M	Funds Released from Capitalized Interest Account		$14,250,000.00

	TOTAL AVAILABLE FUNDS		$72,792,122.27

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,522,598.92)
		Consolidation Loan Rebate Fees	$(4,688,681.09)

N	NET AVAILABLE FUNDS		$66,580,842.26

O	Servicing Fees Due for Current Period		$754,993.40

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$779,993.40

IV. 2003-11 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.384%	5.359%	68,924	68,951	70.112%	71.179%	$1,197,117,935.25	$1,194,027,788.02	65.388%	66.328%
31-60 Days Delinquent	6.108%	6.031%	2,886	2,430	2.936%	2.509%	53,458,763.29	45,769,181.87	2.920%	2.542%
61-90 Days Delinquent	6.142%	6.471%	1,394	1,169	1.418%	1.207%	26,504,565.28	23,617,392.79	1.448%	1.312%
91-120 Days Delinquent	6.652%	6.525%	557	699	0.567%	0.722%	10,415,724.14	13,909,783.53	0.569%	0.773%
> 120 Days Delinquent	6.662%	6.626%	1,681	1,708	1.710%	1.763%	30,325,214.08	32,161,114.60	1.656%	1.787%

Deferment
Current	5.261%	5.287%	10,048	9,924	10.221%	10.245%	205,620,257.80	203,096,589.71	11.231%	11.282%

Forbearance
Current	5.466%	5.472%	12,614	11,806	12.831%	12.187%	303,972,997.49	284,762,713.00	16.603%	15.819%

TOTAL REPAYMENT	5.445%	5.432%	98,104	96,687	99.795%	99.811%	$1,827,415,457.33	$1,797,344,563.52	99.816%	99.843%
Claims in Process (1)	7.071%	7.372%	202	183	0.205%	0.189%	$3,366,061.15	$2,834,430.19	0.184%	0.157%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	5.435%	5.435%	98,306	96,870	100.000%	100.000%	$1,830,781,518.48	$1,800,178,993.71	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V.     2003-11 Portfolio Characteristics by School and Program

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	8.835%	258	$6,123,785.64	0.340%
- Two Year	8.999%	45	490,921.56	0.027%
- Technical	7.785%	915	14,382,224.21	0.799%
- Other	5.403%	95,652	1,779,182,062.30	98.834%

- Total	5.435%	96,870	$1,800,178,993.71	100.000%

*100% of the Trust Student Loans are consolidation loans.

*Percentages may not total 100% due to rounding.

VI. 2003-11 Various Interest Accruals and Floating Rate Swap Payments

A Borrower Interest Accrued During Collection Period		$22,844,831.58
B Interest Subsidy Payments Accrued During Collection Period		1,163,439.39
C SAP Payments Accrued During Collection Period		2,484,850.76
D Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS except CAP INT ACCT)		269,242.60
E Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F Consolidation Loan Rebate Fees		(4,688,681.09)

G Net Expected Interest Collections		$22,073,683.24

H Interest Rate Cap Payments Due to the Trust

		Cap

i	Cap Notional Amount	$370,000,000.00

ii	Libor (Interpolated first period)	2.49000%
iii	Cap %	5.00000%

iv	Excess Over Cap ( ii-iii)	0.00000%

v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments

		A-5 Swap Calc	A-6 Swap Calc	A-7 Swap Calc

i	Notional Swap Amount	$270,641,000.00	$0.00	$300,000,000.00

SLM Student Loan Trust Pays:
	3 Month Libor	2.49000%	0.00000%	2.49000%
	Spread	0.07000%	0.00000%	0.12750%

ii	Pay Rate	2.56000%	0.00000%	2.61750%
iii	Gross Swap Payment Due Counterparty	$1,732,102.40	$0.00	$1,963,125.00
iv	Days in Period 12/15/2004 3/15/2005	90	90	90

Counterparty Pays:
v	Fixed Rate Equal To Respective Reset Note Rate	2.99000%	0.00000%	3.80000%
vi	Gross Swap Receipt Due Trust	$2,023,041.48	$0.00	$2,850,000.00
vii	Days in Period 12/15/2004 3/15/2005	90	90	90

VII. 2003-11 Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate	Index

A Class A-1 Interest Rate	0.006225000	(12/15/04—03/15/05)	2.49000%	LIBOR

B Class A-2 Interest Rate	0.006350000	(12/15/04—03/15/05)	2.54000%	LIBOR

C Class A-3 Interest Rate	0.006525000	(12/15/04—03/15/05)	2.61000%	LIBOR

D Class A-4 Interest Rate	0.006700000	(12/15/04—03/15/05)	2.68000%	LIBOR

E Class A-5 Interest Rate	0.007475000	(12/15/04—03/15/05)	2.99000%	Fixed

F Class A-6 Interest Rate	0.006950000	(12/15/04—03/15/05)	2.78000%	LIBOR

G Class A-7 Interest Rate	0.009500000	(12/15/04—03/15/05)	3.80000%	Fixed

J Class B Interest Rate	0.007850000	(12/15/04—03/15/05)	3.14000%	LIBOR

VIII. 2003-11 Inputs From Original Data 11/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,830,781,518.48
	ii	Interest To Be Capitalized	7,319,419.84

	iii	Total Pool	$1,838,100,938.32
	iv	Specified Reserve Account Balance	4,595,252.35

	v	Total Adjusted Pool	$1,842,696,190.67

B	Total Note and Certificate Factor		0.9097919
C	Total Note Balance		$1,842,696,190.67

D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B

	i	Current Factor	0.0332920	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$6,292,190.67	$263,000,000.00	$255,000,000.00	$412,000,000.00	$270,641,000.00	$275,000,000.00	$300,000,000.00	$60,763,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$4,595,252.35
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-11 Trigger Events

A Has Stepdown Date Occurred?	N
The Stepdown Date is the earlier of (1) 12/15/2008 or (2) the first date on which no class A notes remain outstanding.

B Note Balance Trigger	N

Class A Percentage	100.00%
Class B Percentage	0.00%

X. 2003-11     Other Account Deposits and Reconciliations

A	Reserve Account Reconciliation:
	i	Beginning of Period Balance			$4,595,252.35
	ii	Deposits to correct Shortfall			$0.00

	iii	Total Reserve Account Balance Available			$4,595,252.35
	iv	Required Reserve Account Balance			$4,518,435.14
	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Collection Account			$76,817.21

	vii	Ending Reserve Account Balance			$4,518,435.14

B	Capitalized Interest Account Required Amount:
	i	Beginning of Period Balance			$14,250,000.00
	vi	Capitalized Interest Release to the Collection Account			$(14,250,000.00)

	vii	Ending Capitalized Interest Account Balance			$—

C	Accumulation Account Deposits and Balances:
	i	Class A-5 Accumulation Account Beginning Balance			$0.00
	ii	Deposits for payment on the next reset date			$0.00

	iii	Ending A-5 Accumulation Account Balance			$0.00

	iv	Class A-6 Accumulation Account Beginning Balance			$0.00
	v	Deposits for payment on the next reset date			$0.00

	vi	Ending A-6 Accumulation Account Balance			$0.00

	vii	Class A-7 Accumulation Account Beginning Balance			$0.00
	viii	Deposits for payment on the next reset date			$0.00

	ix	Ending A-7 Accumulation Account Balance			$0.00

D	Supplemental Interest Account Deposits:

	i	Three Month Libor Determined		12/13/2005	2.49000%
	ii	Investment Rate			0.94500%

	iii	Difference			1.54500%

	iv	Class A-5 Supplemental Interest Account Beginning Balance			$0.00
	v	Funds Released into Collection Account			$0.00
	vi	Number of Days Through Next Reset Date			640
	vii	Class A-5 Supplemental Interest Account Deposit Amount			$0.00

	viii	Class A-6 Supplemental Interest Account Beginning Balance			$0.00
	ix	Funds Released into Collection Account			$0.00
	x	Number of Days Through Next Reset Date			3,198
	xi	Class A-6 Supplemental Interest Account Deposit Amount			$0.00

	xii	Class A-7 Supplemental Interest Account Beginning Balance			$0.00
	xiii	Funds Released into Collection Account			$0.00
	xiv	Number of Days Through Next Reset Date			1,280
	xv	Class A-7 Supplemental Interest Account Deposit Amount			$0.00

E	Remarketing Fee Account Reconciliation:		A-5	A-6	A-7	Total

	i	Next Reset Date	12/15/2006	12/16/2013	9/15/2008

	ii	Reset Period Target Amount	$0.00	$0.00	$0.00	$0.00
	iii	Remarketing Account Required Balance	$0.00	$0.00	$0.00	$0.00
	iv	Remarketing Fee Account Balance (net of inv earnings)	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Funding Amount	$0.00	$0.00	$0.00	$0.00
	vi	Reset Period Target Amount Excess	$0.00	$0.00	$0.00	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00	$0.00

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance			$0.00
	ii	Required Quarterly Deposit			$0.00
	iii	Eligible Investment Purchase Premium Paid			$0.00

	iv	Funds Released into Collection Account			$0.00
	v	End of Period Account Balance			$0.00

G	Investment Reserve Account
	i	Balance			$0.00
	ii	Requirement			$0.00
	iii	Funds Released into Collection Account			$0.00
	iv	Have there been any downgrades to any eligible investments?			N

XI. 2003-11 Waterfall for Distributions

			Remaining
			Funds Balance
A Total Available Funds ( Section III-n )		$66,580,842.26	$66,580,842.26

B Primary Servicing Fees-Current Month		$754,993.40	$65,825,848.86

C Administration Fee		$25,000.00	$65,800,848.86

D Aggregate Quarterly Funding Amount to Remarketing Fee account		$0.00	$65,800,848.86

E Noteholder’s Interest Distribution Amounts
i	Class A-1	$39,168.89	$65,761,679.97
ii	Class A-2	$1,670,050.00	$64,091,629.97
iii	Class A-3	$1,663,875.00	$62,427,754.97
iv	Class A-4	$2,760,400.00	$59,667,354.97
v	Class A-5	$2,023,041.48	$57,644,313.49
vi	Class A-6	$1,911,250.00	$55,733,063.49
vii	Class A-7	$2,850,000.00	$52,883,063.49
x	Aggregate Interest Rate Swap Payment	$0.00	$52,883,063.49

	Total	$12,917,785.37

F Class B Noteholders’ Interest Distribution Amount		$476,989.55	$52,406,073.94

G Noteholder’s Principal Distribution Amounts Paid (or set aside*)
i	Class A-1	$6,292,190.67	$46,113,883.27
ii	Class A-2	$24,511,510.17	$21,602,373.10
iii	Class A-3	$0.00	$21,602,373.10
iv	Class A-4	$0.00	$21,602,373.10
v	Class A-5	$0.00	$21,602,373.10
vi	Class A-6	$0.00	$21,602,373.10
vii	Class A-7	$0.00	$21,602,373.10

	Total	$30,803,700.84

H Increase to Supplemental Interest Account		$0.00	$21,602,373.10

I Investment Reserve Account Required Amount		$0.00	$21,602,373.10

J Class B Noteholder’s Principal Distribution Amount		$0.00	$21,602,373.10

K Increase to the Specified Reserve Account		$0.00	$21,602,373.10

L Investment Premium Purchase Account Deposit		$0.00	$21,602,373.10

M Carryover Servicing Fees		$0.00	$21,602,373.10

N Remaining Swap Termination Fees		$0.00	$21,602,373.10

O Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$21,602,373.10

P Additional fees owed to 1) the remarketing agents and 2) the administrator		$0.00	$21,602,373.10

Excess to Excess Distribution Certificate Holder		$21,602,373.10	$0.00

*Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XII. 2003-11 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B
	i	Quarterly Interest Due	$39,168.89	$1,670,050.00	$1,663,875.00	$2,760,400.00	$2,023,041.48	$1,911,250.00	$2,850,000.00	$476,989.55
	ii	Quarterly Interest Paid	39,168.89	1,670,050.00	1,663,875.00	2,760,400.00	2,023,041.48	1,911,250.00	2,850,000.00	476,989.55

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due	$6,292,190.67	$24,511,510.17	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or set aside)	6,292,190.67	24,511,510.17	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$6,331,359.56	$26,181,560.17	$1,663,875.00	$2,760,400.00	$2,023,041.48	$1,911,250.00	$2,850,000.00	$476,989.55

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 12/15/2004	$1,842,696,190.67
	ii	Adjusted Pool Balance 2/28/2005	1,811,892,489.83

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$30,803,700.84

	iv	Adjusted Pool Balance 11/30/2004	$1,842,696,190.67
	v	Adjusted Pool Balance 2/28/2005	1,811,892,489.83

	vi	Current Principal Due (iv-v)	$30,803,700.84
	vii	Principal Shortfall from Prior Collection Period	0.00

	viii	Principal Distribution Amount (vi + vii	$30,803,700.84

	ix	Principal Distribution Amount Paid	$30,803,700.84
	x	Principal Shortfall (viii — ix)	$0.00

C		Total Principal Distribution	$30,803,700.84
D		Total Interest Distribution	13,394,774.92

E		Total Cash Distributions	$44,198,475.76

F	Note Balances			12/15/2004	Payment Factor	3/15/2005
	i	A-1 Note Balance	78442GJU1	$6,292,190.67		$—
		A-1 Note Pool Factor		0.0332920141	0.0332920141	0.0000000000
	ii	A-2 Note Balance	78442GJV9	$263,000,000.00		$238,488,489.83
		A-2 Note Pool Factor		1.0000000000	0.0931996584	0.9068003416
	iii	A-3 Note Balance	78442GJW7	$255,000,000.00		$255,000,000.00
		A-3 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000
	iv	A-4 Note Balance	78442GJX5	$412,000,000.00		$412,000,000.00
		A-4 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000
	v	A-5 Note Balance	78442GJR8	$270,641,000.00		$270,641,000.00
		A-5 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000
	vi	A-6 Note Balance	78442GJS6	$275,000,000.00		$275,000,000.00
		A-6 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000
	vii	A-7 Note Balance	78442GJT4	$300,000,000.00		$300,000,000.00
		A-7 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000
	viii	A-B Note Balance	78442GJY3	$60,763,000.00		$60,763,000.00
		A-B Note Pool Factor		1.000000000	0.000000000	1.000000000

XIII.     2003-11     Historical Pool Information

			12/1/04-02/28/05	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	10/6/03-2/29/04
Beginning Student Loan Portfolio Balance			$1,830,781,518.48	$1,859,429,915.04	$1,904,360,260.25	$1,939,562,024.51	$2,000,544,519.28

	Student Loan Principal Activity
	i	Regular Principal Collections	$33,501,259.56	$31,736,540.17	$48,509,119.17	$40,063,348.59	$69,628,055.54
	ii	Principal Collections from Guarantor	4,951,771.08	4,738,297.31	3,800,488.72	3,764,676.62	1,788,883.26
	iii	Principal Reimbursements	83,195.94	102,191.18	84,336.73	28,330.84	913,127.91
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$38,536,226.58	$36,577,028.66	$52,393,944.62	$43,856,356.05	$72,330,066.71
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$21,091.57	$48,014.94	$64,397.35	$45,891.91	$253,810.98
	ii	Capitalized Interest	(7,954,793.38)	(7,976,647.04)	(7,527,996.76)	(8,700,483.70)	(11,601,382.50)

	iii	Total Non-Cash Principal Activity	$(7,933,701.81)	$(7,928,632.10)	$(7,463,599.41)	$(8,654,591.79)	$(11,347,571.52)

(-)	Total Student Loan Principal Activity		$30,602,524.77	$28,648,396.56	$44,930,345.21	$35,201,764.26	$60,982,495.19

	Student Loan Interest Activity
	i	Regular Interest Collections	$15,066,634.98	$15,442,079.69	$16,178,197.94	$16,266,787.37	$27,314,821.70
	ii	Interest Claims Received from Guarantors	302,262.96	252,067.55	254,241.61	181,632.39	28,018.34
	iii	Collection Fees/Returned Items	11,141.92	10,159.80	6,260.76	5,891.09	5,728.44
	iv	Late Fee Reimbursements	190,625.49	200,806.87	210,726.12	183,894.73	297,988.47
	v	Interest Reimbursements	5,109.69	2,658.98	528.92	1,187.18	5,994.25
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payment	1,373,107.81	432,559.03	100,870.93	41,210.07	53,335.58
	viii	Subsidy Payments	1,205,044.53	1,282,423.05	1,219,528.29	1,247,739.00	1,173,468.47

	ix	Total Interest Collections	$18,153,927.38	$17,622,754.97	$17,970,354.57	$17,928,341.83	$28,879,355.25

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustmen	$597.72	$2,920.66	$167.85	$1,912.99	$(254,755.55)
	ii	Capitalized Interest	7,954,793.38	7,976,647.04	7,527,996.76	8,700,483.70	11,601,382.50

	iii	Total Non-Cash Interest Adjustments	$7,955,391.10	$7,979,567.70	$7,528,164.61	$8,702,396.69	$11,346,626.95

	Total Student Loan Interest Activity		$26,109,318.48	$25,602,322.67	$25,498,519.18	$26,630,738.52	$40,225,982.20

(=)	Ending Student Loan Portfolio Balance		$1,800,178,993.71	$1,830,781,518.48	$1,859,429,915.04	$1,904,360,260.25	$1,939,562,024.51
(+)	Interest to be Capitalized		$7,195,060.98	$7,319,419.84	$7,269,672.98	$6,697,735.85	$7,794,735.66

(=)	TOTAL POOL		$1,807,374,054.69	$1,838,100,938.32	$1,866,699,588.02	$1,911,057,996.10	$1,947,356,760.17

(+)	Reserve Account Balance		$4,518,435.14	$4,595,252.35	$4,666,748.97	$4,777,644.99	$4,868,391.90

(=)	Total Adjusted Pool		$1,811,892,489.83	$1,842,696,190.67	$1,871,366,336.99	$1,915,835,641.09	$1,952,225,152.07

XIV.      2003-11 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Mar-04	$1,947,356,760	4.45%
Jun-04	$1,911,057,996	4.58%
Sep-04	$1,866,699,588	5.11%
Dec-04	$1,838,100,938	4.74%
Mar-05	$1,807,374,055	4.57%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.